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                                                                    EXHIBIT 21.1

Enterprise Products Partners L.P.
List of Subsidiaries of the Company

Enterprise Products Operating L.P., a Delaware limited partnership
Chunchula Pipeline Company, LLC, a Texas limited liability company
Cajun Pipeline Company, LLC, a Texas limited liability company
HSC Pipeline Partnership, L.P., a Texas limited partnership
Propylene Pipeline Partnership, L.P., a Texas limited partnership
Enterprise Products Texas Operating, L.P., a Texas limited partnership Enterprise Lou-Tex Propylene Pipeline L.P., a Texas limited partnership Enterprise Lou-Tex NGL Pipeline L.P., a Texas limited partnership
Enterprise NGL Private Lines & Storage LLC, a Delaware limited liability company Enterprise NGL Pipelines, LLC, a Delaware limited liability company
Enterprise Gas Processing LLC, a Delaware limited liability company
Enterprise Norco LLC, a Delaware limited liability company
Enterprise Fractionation LLC, a Delaware limited liability company
Sabine Propylene Pipeline L.P., a Texas limited partnership
Sorrento Pipeline Company, LLC, a Texas limited liability company
Venice Pipeline LLC, a Delaware limited liability company
Grande Isle Pipeline LLC, a Delaware limited liability company
Acadian Gas LLC and subsidiaries, a Delaware limited liability company
Moray Pipeline Company, LLC, a Delaware limited liability company
Sailfish Pipeline Company, LLC, a Delaware limited liability company
EPOLP 1999 Grantor Trust, a trust formed under Texas law